Exhibit 3.3

THIRD AMENDED AND RESTATED

BYLAWS

OF

MANNING & NAPIER, INC.

ARTICLE I

Offices

Section 1.     The registered office of Manning & Napier, Inc., a Delaware corporation (the “Corporation”), shall be 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle or such other place as may be specified from time to time by vote or written consent of the Board of Directors of the Corporation (the “Board”, and each individually, a “Director”). The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board determines from time to time or the business of the Corporation requires.

ARTICLE II

Meetings of Stockholders

Section 1.     Place of Meetings. Except as otherwise provided in these Bylaws (these “Bylaws”), all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the stockholders and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

Section 2.     Annual Meeting. The annual meeting of stockholders for the election of the members of the Board and the transaction of such other proper business as may be brought before the meeting, including those matters which are expressly reserved for the approval of the stockholders as set forth in the Certificate of Incorporation of the Corporation (as amended from time to time, the “Charter”), may be held on such date after the close of the Corporation’s fiscal year, or at such time, as the stockholders may from time to time determine.

Section 3.     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, including those matters which are expressly reserved for the approval of the stockholders as set forth in the Charter, may be called by the Chief Executive Officer, the Treasurer, the Secretary or the Chairman of the Board of Directors, upon the written request of a majority of the Directors or holders of not less than fifty percent (50%) of the Corporation’s outstanding shares entitled to vote at such meeting. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 4.     Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) and not more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a signed waiver of notice. Unless the Board, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

Section 5.     Quorum. Except as otherwise provided by law or by the Charter, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Section 6.     Voting. Except as otherwise provided by law or by the Charter, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one (1) vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Charter, any corporate action to be taken by a vote of the stockholders shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected as provided in Section 2 of Article III of these Bylaws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting.

Section 7.     Proxies. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided in the General Corporation Law of the State of Delaware as amended from time to time (the “General Corporation Law”).

Section 8.     List of Stockholders. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9.     Conduct of Meetings. At each meeting of the stockholders, the Secretary, or in his or her absence, any person appointed by the Secretary, shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Secretary shall keep the minutes thereof.

Section 10.     Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Charter, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11.     Attendance Other than in Person. Unless otherwise provided in the Charter, any stockholder may participate in any annual or special meeting of stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. Any such participation shall be deemed to have been authorized by the Board pursuant to the General Corporation Law.

ARTICLE III

Board of Directors

Section 1.     Number of Directors. Except as otherwise provided in the Charter, the number of Directors which shall constitute the Board shall be such number, not less than the minimum number allowed under the General Corporation Law, as shall be determined from time to time by vote or written consent of the holders of a majority of the shares then entitled to vote at a meeting of the stockholders of the Corporation. There are no specific qualifications to serve on the Board. The number of Directors may be reduced or increased from time to time by vote or written consent of the holders of a majority of the shares then entitled to vote at a meeting of the stockholders of the Corporation.

Section 2.     Election and Term. Except as otherwise provided by law, by the Charter or by these Bylaws, the Directors shall be elected at the annual meeting of the stockholders and the persons receiving a majority of the votes cast shall be so elected. Subject to his or her earlier death, resignation or removal as provided in Sections 3 and 4 of this Article III, each Director shall hold office until his or her successor shall have been elected and shall have qualified.

Section 3.     Removal. A Director may be removed at any time, with or without cause, by the holders of a majority of the shares.

Section 4.     Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.     Vacancies. Except as otherwise provided in the Charter, any vacancy in the Board arising from an increase in the number of Directors or otherwise may be filled by the vote or written consent of a majority of the shares then entitled to vote at a meeting of the stockholders of the Corporation.

Section 6.     Place of Meetings. Except as otherwise provided in these Bylaws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

Section 7.     Annual Meeting. The annual meeting of the Board for the purpose of organization and the transaction of other business, shall be held either without notice immediately after the annual meeting of stockholders and in the same place, or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines from time to time.

Section 8.     Regular Meetings. Regular meetings of the Board shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by the General Corporation Law.

Section 9.     Special Meetings. Special meetings of the Board, for any purpose or purposes, may be called by the Chairman of the Board of Directors or his or her designee, and shall be called by the Chairman of the Board of Directors, Chief Executive Officer, the Chief Executive Officer’s designee or the Secretary upon the written request of (i) a majority of the Directors or (ii) the holders of a majority of the shares then entitled to vote at a meeting of the stockholders of the Corporation. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 10.     Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given, not later than twenty-four (24) hours before the meeting is scheduled to commence, by the Chief Executive Officer or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a Director by hand or given to a Director orally (either by telephone or in person) or mailed, sent by electronic mail or sent by facsimile transmission to a Director at his or her residence or usual place of business, provided, however, that if notice of less than seventy-two (72) hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if sent by electronic mail, the notice shall be deemed given when directed to an electronic mail address at which the Director has consented to receive notice; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed. Notice of any meeting need not be given to any Director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all Directors not present at the time of the adjournment, and also to the other Directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

Section 11.     Quorum. Except as otherwise provided by law or in these Bylaws, at all meetings of the Board, a majority of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12.     Conduct of Meetings. At each meeting of the Board, the Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof, which minutes shall be made available to all members of the Board. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

Section 13.     Order of Business. At all regular meetings of the Board, business shall be transacted in the order and within the time limitations determined by the Board.

Section 14.     Committees of the Board. Unless otherwise provided in these Bylaws, the stockholders, by vote or written consent of a majority of the shares then entitled to vote at a meeting of the stockholders of the Corporation, may designate committees, each consisting of one or more Directors or other persons. Each committee (including the members thereof) shall serve at the pleasure of the stockholders. Each committee shall keep minutes of its meetings and shall report its actions following each such meeting to the Board. The stockholders may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the stockholders, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Except as otherwise provided herein, each committee shall have and may exercise all of the powers and authority delegated to it in writing by the Board pursuant to and as limited by these Bylaws, without further action by the Board.

Section 15.     Advisory Committees of the Board. The Board, by resolution adopted by a majority of the Board, may designate one or more advisory committees. Each advisory committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. None of the advisory committees shall have the powers or the authority of the Board and the respective powers and authority of each such committee shall be limited by those specific duties delegated in writing to it by the Board in the management of the business and affairs of the Corporation.

Section 16.     Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Section 17.     Consent to Action. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 18.     Attendance Other Than in Person. Members of the Board or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

Officers

Section 1.     Executive and Other Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed from time to time by the Board. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board.

Section 2.     Duties.

(a)     Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board.

(b)     The Chief Executive Officer. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board at any time. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the direction of the Board, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

(c)     The President. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board. The President shall assist the Chief Executive Officer and, subject to the direction of the Board and the Chief Executive Officer, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

(d)     The Chief Financial Officer. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board or the Chief Executive Officer.

(e)     Vice-Presidents. The vice-president, or vice-presidents if there are more than one, will have and exercise all the powers and discharge the duties as may be assigned to them by the Board, the Chief Executive Officer or the President.

(f)     The Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board, the Chief Executive Officer or the President.

(g)     The Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board, the Chief Executive Officer or the President.

Section 3.     Term Removal. Subject to his or her earlier death, resignation or removal, each officer shall hold his or her office until his or her successor shall have been elected or appointed and shall have qualified. Any officer may be removed at any time, with or without cause, by the holders of a majority of the shares of the Corporation.

Section 4.     Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.     Vacancies. If an office becomes vacant for any reason, the Board may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his or her predecessor’s term and until his or her successor shall have been elected or appointed and shall have qualified.

ARTICLE V

Provisions Relating to Stock Certificates and Stockholders

Section 1.     Certificates. The shares of the Corporation’s capital stock shall be uncertificated and not represented by certificates, provided that the Board may provide by resolution or resolutions that some of, any or all classes or series of its capital stock shall be represented by certificates. Certificates for the Corporation’s capital stock, if any, shall be in such form as required by law and as approved by the Board. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.     Replacement Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to make an affidavit of that fact and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate.

Section 3.     Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 4.     Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) or less than ten (10) days before the date of any such meeting, shall not be more than ten (10) days after the date on which the Board fixes a record date for any such consent in writing, and shall not be more than sixty (60) days prior to any other action.

ARTICLE VI

Indemnification

Section 1.     Indemnification. Unless otherwise determined by the stockholders, the Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors and officers, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

Section 2.     Statutory Indemnification. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to Section 145 of the General Corporation Law unless otherwise determined by the stockholders:

(a)     the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b)     the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

Section 3.     Indemnification by Resolution of Stockholders or Agreement. Without limiting the generality of this Article VI, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, or (ii) an agreement providing for such indemnification and advancement of expenses, provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Section 4.     General. It is the intent of this Article VI to require the Corporation, unless otherwise determined by the Board, to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys’ fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of Bylaws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Charter, these Bylaws, by agreement, by vote of stockholders or disinterested Directors of the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5.     Indemnification Benefits. Indemnification pursuant to these Bylaws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

ARTICLE VII

General Provisions

Section 1.     Seal. The Corporation may have a corporate seal which shall be in such form as is required by law and approved by the Board.

Section 2.     Fiscal Year. The fiscal year of the Corporation shall be determined by the stockholders.

Section 3.     Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board of Directors or by a proxy or proxies appointed by him or her.

ARTICLE VIII

Amendments

Section 1.     These Bylaws may be adopted, amended or repealed only by the Board.

ARTICLE IX

Conflict of Interest

Section 1.     The Corporation may enter into contracts or transact business with one or more of its stockholders, directors, or officers, or with any corporation, association, partnership, limited liability company, trust company, organization or other concern in which any one or more of its stockholders, directors, or officers is a director, officer, trustee, partner, member, manager, shareholder, beneficiary or stockholder or otherwise is interested and may enter into other contracts or transactions in which any one or more of its stockholders, directors, or officers in any way is interested, provided such contracts or other transactions comply with federal, state and local laws and regulations.

Section 2.     In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected because any of the Corporation’s stockholders, directors, or officers have or may have interests which are or might be adverse to the Corporation’s interest, provided that the nature and extent of such interest is disclosed to the Corporation in advance or shall be and have been known to the Board.

Section 3.     No person or entity shall be automatically disqualified from participating with the Corporation as a stockholder, director or officer by reason of any such adverse interest. Any stockholder, director or officer interested in any corporation or other concern of any kind referred to above with which the Corporation proposes to contract or to transact any business or who has an interest, pecuniary or otherwise, in any such contract or transaction, shall not participate in the vote to authorize any such contract or transaction, but may participate in the discussion thereof.

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